EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-178119) and Forms S-8 (Nos. 333-173583, 333-173582, 333-160381, 333-157850, 333-134675, 333-112319, 333-22803, 33-59797, and 33-56899) of Campbell Soup Company of our report dated September 27, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 27, 2012